UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2009
TEXTRON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	001-15515 (Commission File Number)	05-6008768 (IRS Employer Identification Number)
40 Westminster Street, Providence, Rhode Island 02903
(Address of principal executive offices)
Registrant’s telephone number, including area code: (401) 421-4200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
As previously announced, Textron Inc., a Delaware corporation (“Textron”), and Textron Financial Corporation, a Delaware corporation and wholly-owned subsidiary of Textron (“TFC” and together with Textron, the “Issuers”) have made separate cash tender offers (collectively, the “Offers”) for up to $650,000,000 aggregate principal amount of five separate series of outstanding debt securities (the “Securities,” and each a “Series” of Securities) of the Issuers. The Offers have been made pursuant to the Offer to Purchase, dated September 14, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal, dated September 14, 2009, which together set forth a more detailed description of the terms and conditions of the Offers.
     The Offers consist of five separate offers (each an “Offer”), with one Offer made and consummated by Textron to purchase any and all of its 4 1/2% Notes due August 1, 2010 (CUSIP number 883203BJ9) (the “4.5% Textron Securities”) (such Offer is referred to as the “Any and All Offer”), one Offer made by Textron to purchase up to $150,000,000 aggregate principal amount of its outstanding 6.500% Notes due June 1, 2012 (CUSIP Number 883203BH3) (the “6.5% Textron Securities”) (such Offer is referred to as the “Textron Partial Tender Offer” and together with the Any and All Offer, the “Textron Offers”), two Offers made by TFC to purchase up to the Maximum Principal Amount to be Accepted described below of its outstanding 5.125% Medium-Term Notes, Series E (CUSIP Number 88319QJ20) (the “MTO Level 1 Securities”) and its outstanding 4.60% Medium-Term Notes, Series E (CUSIP Number 88319QH22) (the “MTO Level 2 Securities”) (such Offers are referred to as the “Maximum Tender Offers”) and one Offer made by TFC to purchase up to $150,000,000 aggregate principal amount of its outstanding 6% Notes due 2009 (CUSIP Number 883199AQ4) (the “6% TFC Securities”) (such Offer is referred to as the “TFC Partial Tender Offer” and collectively with the Textron Partial Tender Offer and the Maximum Tender Offers, the “Limited Tender Offers”).
     The Any and All Offer expired as of 5:00 p.m. New York City time on September 21, 2009 and $122,318,000 aggregate principal amount of the 4.5% Textron Securities were tendered and accepted therein, and the applicable Full Tender Offer Consideration has been paid by Textron.
     As of 5:00 p.m. New York City time on September 25, 2009 (the “Early Tender Date”), the following Securities were validly tendered and not withdrawn in the Limited Tender Offers, and on the settlement date (which is currently expected to be October 13, 2009) the holders thereof will be eligible to receive the applicable Full Tender Offer Consideration (as specified in the table below), subject to terms and conditions of the Offers in the Offer to Purchase.

				Principal Amount	Full Tender Offer
				Tendered	Consideration
				as of 5:00 p.m. New	(per $1,000
			Principal	York City Time	Principal Amount of
	CUSIP	Title of	Amount	on the Early Tender	Securities
Issuer	Number	Securities	Outstanding	Date	Purchased)
Textron	883203BH3	6.500% Notes due June 1, 2012	$300,000,000	$144,333,000	$1,040.00
TFC	88319QJ20	5.125% Medium-Term Notes, Series E	$317,332,000	$152,178,000	$1,002.50
TFC	88319QH22	4.6% Medium-Term Notes, Series E	$385,779,000	$238,224,000	$1,015.00
TFC	883199AQ4	6% Notes due 2009	$471,907,000	$ 86,964,000	$1,002.50
Holders of Securities subject to the Limited Tender Offers who validly tender their Securities after the Early Tender Date and at or before 11:59 p.m. New York City time on October 9, 2009 (the “Limited

Tender Offers Expiration Date”) will be eligible to receive only the applicable Full Tender Offer Consideration minus the Early Tender Payment, in each case equal to $30.00 per $1,000.00 principal amount of securities purchased (the Full Tender Offer Consideration minus the applicable Early Tender Payment, the “Late Tender Offer Consideration”).
     In addition to the Full Tender Offer Consideration or Late Tender Offer Consideration, as applicable, payable pursuant to the Offers, holders whose Securities are purchased in the Offers will also be paid accrued and unpaid interest on such Securities from the applicable last interest payment date to, but not including, the applicable settlement date for the purchase of the Securities.
     If the principal amount of Securities validly tendered and not validly withdrawn in any Limited Tender Offer is greater than the applicable Maximum Principal Amount to be Accepted, then the Securities of that Series accepted for purchase will be subject to proration (rounded downward such that Holders are returned Securities in integral multiples of $1,000) and, in the case of proration of the MTO Level 1 Securities tendered and accepted in the Maximum Tender Offers, no MTO Level 2 Securities will be purchased.
     The Maximum Principal Amount to be Accepted, in the case of TFC’s offer for its MTO Level 1 Securities, will be equal to the difference between $500,000,000 and the sum of the aggregate principal amount of (a) the 4.5% Textron Securities validly tendered and accepted for purchase in the Any and All Offer, which is $122,318,000, and (b) the 6.5% Textron Securities validly tendered and accepted for purchase in the Textron Partial Tender Offer. The Maximum Principal Amount to be Accepted, in the case of TFC’s offer for its MTO Level 2 Securities, will be equal to the difference between $500,000,000 and the sum of (x) the aggregate principal amount of Textron Securities validly tendered and accepted for purchase by Textron in the Textron Offers and (y) the aggregate principal amount of MTO Level 1 Securities validly tendered and accepted for purchase by TFC. $122,318,000 aggregate principal amount of the 4.5% Textron Securities were tendered and accepted in the Any and All Offer. As of 5:00 p.m. New York City time on the Early Tender Date, $144,333,000 aggregate principal amount of the 6.5% Textron Securities were validly tendered and not withdrawn in the Textron Partial Tender Offer (such amount is subject to change based on additional tenders after the Early Tender Date and at or before 11:59 p.m. New York City time on the Limited Tender Offers Expiration Date).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON FINANCIAL CORPORATION (Registrant)
Date: September 28, 2009	By:	/s/ Thomas J. Cullen
		Name:	Thomas J. Cullen
		Title:	Executive Vice President and Chief Financial Officer